NEUMAN & DRENNEN, LLC
Attorneys at Law
	TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302	Englewood Office 5350 South Roslyn Street, Suite 400 Englewood, Colorado 80111
Clifford L. Neuman, P.C.	Telephone: (303) 449-2100	Telephone: (303) 221-4700
E-mail: clneuman@neuman.com	Facsimile: (303) 449-1045	Facsimile: (720) 488-4755

December 11, 2002

XML - Global Technologies, Inc.
1818 Cornwall Avenue, Suite 9
Vancouver, B.C. Canada V6J 1C7

                                          Re: Registration Statement on Form S-8

Ladies and Gentlemen:

       We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by XML - Global Technologies, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 613,100 shares of its Common Stock, $.0001 par value, as proposed and more fully described in such Registration Statement.

       We further consent to the reference in such Registration Statement to our having given such opinions.

                                                                            Sincerely,

                                                                            /s/  Clifford L. Neuman
                                                                            Clifford L. Neuman

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